EXHIBIT 99.4






                             Price Enterprises, Inc.

                          Pro Forma Statement of Income

                    For the Three Months Ended March 31, 1998
                                   (Unaudited)


The following unaudited pro forma statement of income for the three months ended March 31, 1998 has been presented as if the Sacramento Office Complex and San Diego Self Storage (collectively, the "Properties") were acquired on January 1, 1998. The unaudited pro forma statement of income should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998. In management's opinion, all adjustments necessary to reflect the above acquisitions and related significant transactions have been made. The unaudited pro forma statement of income is not necessarily indicative of what actual results of operations would have been had the acquisitions and related transactions actually occurred as of January 1, 1998, nor does it purport to represent the results of operations of the Company for future periods.




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


                             Price Enterprises, Inc.

                          Pro Forma Statement of Income

                    For the Three Months Ended March 31, 1998
                                   (Unaudited)


                                                                                    Pro Forma Adjustments
                                                     -------------------------------------------------------------------------------
                                                            The               Sacramento           San Diego               The
                                                          Company               Office               Self                 Company
                                                         Historical            Complex              Storage             Pro Forma
                                                         ----------            -------              -------             ---------
                                                                        (In thousands, except per share amounts)
Rental revenues                                            $14,486            $ 1,080 (a)           $  497 (a)          $ 16,063

Expenses:
Operating and maintenance                                    1,845                124 (b)               99 (b)             2,068
Property taxes                                               1,955                 53 (c)               19 (c)             2,027
Depreciation and amortization                                2,489                384 (d)              113 (d)             2,986
General and administrative                                     789                 --                   --                   789
                                                           -------            -------               ------              --------
                                                             7,078                561                  231                 7,870
                                                           -------            -------               ------              --------

Operating income                                             7,408                519                  266                 8,193

Interest and other income                                      387                 --                   --                   387
Interest expense                                                --               (237)(e)             (299)(e)(f)           (536)
                                                           -------            -------               ------              --------
Net income (loss)                                          $ 7,795            $   282               $  (33)             $  8,044
                                                           =======            =======               ======              ========

Net income per share from continu-
  ing operations - basic and diluted                       $  0.33                                                          0.34
Net income per share - basic and
  diluted                                                  $  0.33                                                          0.34
Weighted average number of shares
  outstanding                                               23,740                                                        23,740



See accompanying pro forma adjustments.

                             Price Enterprises, Inc.

                  Pro Forma Adjustments to Statement of Income

                    For the Three Months Ended March 31, 1998
                                   (Unaudited)
                                 (In Thousands)


(a) Record the rental revenues of the Sacramento Office Complex and San Diego Self Storage (collectively, the "Properties").

(b)  Record the operating and maintenance expenses of the Properties.

(c)  Record the property taxes of the Properties.

(d) Record the additional depreciation expense to be recognized for the acquisition of the Properties under the straight-line method as follows:

                                                       Sacramento Office                San Diego
                                                            Complex                    Self Storage
                                                     --------------------        ------------------------
                                        Years        Cost          Deprec.           Cost         Deprec.
                                        -----        ----          -------           ----         -------
Land                                     --         $ 2,182       $    --         $   6,387        $   --
Land improvements                        15           1,965            20             2,837            28
Buildings and improvements               25          30,147           301             8,526            85
Furniture and equipment                   5           1,257            63                --            --
                                                    -------       -------         ---------        ------
                                                    $35,551       $   384         $  17,750        $  113
                                                    =======       =======         =========        ======

(e) Record the additional interest expense resulting from the acquisition of the Properties with the proceeds from the unsecured line of credit, using the average interest rate on the unsecured line of credit for the three months ended March 31, 1998 of 6.51%.

(f) Record the additional interest expense resulting from the assumption of the $8,950 secured loan on San Diego Self Storage. The interest rate on the loan is 9.0%.

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